                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              PROTECTION ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
      (4)  Date Filed:

          ---------------------------------------------------------------------

                               PRELIMINARY COPY

                              PROTECTION ONE, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Protection One, Inc.:

                  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of Protection One, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., Pacific Standard Time, on Wednesday, January 29, 1997 at the Company's principal executive offices at 6011 Bristol Parkway, Culver City, California 90230, for the following purposes, all as set forth in the attached Proxy Statement:

                  (1) To elect four directors;

                  (2) To consider and act on the ratification of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the Company and its subsidiaries for the year ending September 30, 1997;

                  (3) To consider and act on a proposed amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.01 per share, that the Company is authorized to issue from 24,000,000 shares to 40,000,000 shares;

                  (4) To consider and act on approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance under such plan from 944,000 shares to 1,300,000 shares; and

                  (5) To transact such other business as may properly come before the Meeting.

                  The Board of Directors has fixed the close of business on December 17, 1996 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any and all adjournments thereof.

                  STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND TO ASSURE YOUR REPRESENTATION AT THE MEETING BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS INCLUDED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED, SIGNED AND RETURNED.



                                             By Order of the Board of Directors


                                             John W. Hesse
                                             Executive Vice President
                                             and Secretary


December 30, 1996

                              PROTECTION ONE, INC.

                              6011 Bristol Parkway
                          Culver City, California 90230

                                 PROXY STATEMENT

--------------------------------------------------------------------------------



                         ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on January 29, 1997



                  This Proxy Statement is furnished to holders of shares of the Common Stock, par value $.01 per share ("Common Stock"), of Protection One, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the Common Stock for use at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting"), for the purposes set forth in the foregoing notice of the Meeting, and at any and all adjournments of the Meeting. The Meeting will be held at 10:00 a.m., Pacific Standard Time, on Wednesday, January 29, 1997, at the Company's principal executive offices at 6011 Bristol Parkway, Culver City, California 90230.

                  This Proxy Statement and the enclosed proxy are first being mailed or otherwise released to stockholders entitled to vote at the Meeting on or about December 31, 1996. The Company's audited financial statements, together with the report thereon of Coopers & Lybrand L.L.P. and certain other information concerning the Company, are included in the Company's Annual Report on Form 10-K for the year ended September 30, 1996, which is being mailed with this Proxy Statement.

                  The Board of Directors requests that you complete, sign, date and return the enclosed proxy promptly, regardless of whether you plan to attend the Meeting. Any stockholder attending the meeting may vote in person, even though he or she previously has returned a proxy.















             The date of this Proxy Statement is December 30, 1996.

                                  INTRODUCTION


MATTERS TO BE CONSIDERED

                  At the Meeting, the stockholders of the Company will vote upon
(i) the election of four directors to serve for one year and until their successors have been elected and shall have qualified; (ii) the ratification of the selection of Coopers & Lybrand L.L.P. as the independent public accountants of the Company and its subsidiaries for the year ending September 30, 1997 ("fiscal 1997"); (iii) the approval of an amendment to the Company's Fifth Restated Certificate of Incorporation as previously amended (the "Certificate of Incorporation") to increase the number of shares of Common Stock authorized for issuance from 24,000,000 shares to 40,000,000 shares; (iv) the approval of an amendment to the Company's 1994 Stock Option Plan (the "Stock Option Plan") to increase the number of shares of Common Stock available for issuance pursuant to options granted under such plan from 944,000 shares to 1,300,000 shares; and (v) such other business as may properly come before the Meeting. The Board of Directors does not know of any matter to be presented at the Meeting other than those described in this Proxy Statement.

VOTING RIGHTS AND VOTES REQUIRED

                  The Board of Directors has fixed December 17, 1996 as the date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, __________ shares of Common Stock were outstanding.

                  A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Meeting.

                  Each holder of record of Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Meeting.

                  The four directors to be elected at the Meeting will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting in person or by proxy. Because the four directors will be elected by a plurality vote (i.e., the four persons receiving the highest number of favorable votes will be elected) and assuming such election is uncontested, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

                  Ratification of the selection of Coopers & Lybrand L.L.P. as independent public accountants for fiscal 1997, approval of the amendment to the 1994 Stock Option Plan and action with respect to any other matter that may properly come before the Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on each such proposal, and will have no effect on the outcome.

                  Under Delaware law, approval of the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on this matter. Abstentions and broker non-votes will be counted in determining the total number of shares outstanding and entitled to vote and therefore will have the same effect as votes "against" the proposed amendment.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

                  In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated John W. Hesse and George A. Weinstock as proxies. Shares of Common Stock represented by proxies in the accompanying form, properly executed, received prior to the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions specified thereon. IF NO INSTRUCTIONS ARE SPECIFIED, SHARES OF COMMON STOCK REPRESENTED BY ANY SUCH PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF ROBERT M. CHEFITZ, BEN ENIS, JAMES M. MACKENZIE, JR. AND JAMES Q. WILSON, FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL 1997, FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE, FOR THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS UNDER SUCH PLAN MAY BE ISSUED, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH REGARD TO ALL OTHER MATTERS, IF ANY, THAT MAY BE PRESENTED AT THE MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. The Board of Directors is not aware of any matter that will come before the Meeting other than as described above.

                  A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of the Company at its principal executive office at 6011 Bristol Parkway, Culver City, California 90230 a notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

                  In the event that the votes necessary to approve any one or more of the foregoing proposals have not been obtained by the date of the Meeting, the chairman of the Meeting may, in his discretion, adjourn the Meeting from time to time to permit the solicitation of additional proxies by the Board of Directors.

                  The costs of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement and the enclosed proxy, will be paid by the Company. The Company has retained Allen Nelson & Co., Inc., a proxy soliciting firm ("Allen Nelson"), to assist in the solicitation of proxies. Allen Nelson's fee for these services will be approximately $2,500, plus reimbursement of out-of-pocket expenses estimated at $1,000. Original solicitations of proxies by mail also may be supplemented by telephone, telegram, facsimile and personal solicitation by directors, officers and other employees of the Company and its subsidiaries, who will receive no additional compensation therefor. The Company will reimburse persons holding shares of Common Stock in their names or the names of their nominees but not owning such shares beneficially (such as brokerage firms, banks and other fiduciaries) for their expenses in forwarding soliciting materials to such beneficial owners.


                            I. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

                  Four directors will be elected at the Meeting, each to serve until the next annual meeting of the Company's stockholders and until his successor has been duly elected and qualified.

                  The persons recommended by the Board of Directors for election as directors at the Meeting are Robert M. Chefitz, Ben Enis, James M. Mackenzie, Jr. and James Q. Wilson, each of whom is an incumbent director and each of whom has consented to being named as a nominee in this Proxy Statement and to serving if elected.

                  Although the Board of Directors does not know of any reason why any of the Board of Directors' nominees will be unavailable for election, in the event any such nominee should be so unavailable at the time of the Meeting, proxies in the accompanying form will be voted for the election of the balance of those nominees named and such other person as the Board of Directors may select.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW AS A DIRECTOR OF THE COMPANY.

                  Certain information concerning each of the persons proposed by the Board of Directors for election at the Meeting as a director is set forth below:

                  Name                      Age                       Position(s) with the Company
                  ----                      ---                       ----------------------------

         James M. Mackenzie, Jr.            49                President, Chief Executive Officer and Director

         Robert M. Chefitz                  37                Director

         Dr. Ben Enis                       54                Director

         James Q. Wilson                    65                Director


                  James M. Mackenzie, Jr. has been President and Chief Executive Officer and a director of the Company since September 1991.

                  Robert M. Chefitz has been a director of the Company since September 1991. Mr. Chefitz joined Patricof & Co. Ventures, Inc., an investment management firm ("Patricof"), in 1987, where he currently serves as a Vice President; Mr. Chefitz also serves as General Partner to various venture capital partnerships Patricof manages. Mr. Chefitz currently serves on the Board of Directors of Xpedite Systems, Inc., and is also a director of several private companies (including Casi-Rusco, Inc., R.E. Harrington, Inc. and TME, Inc.) and of the New York Venture Capital Forum.

                  Dr. Ben Enis has been a director of the Company since October 1994. He has been a Professor of Marketing at the University of Southern California since 1982. Dr. Enis currently serves on the Board of Directors of Countrywide Credit Industries, Inc.

                  James Q. Wilson has been a Director of the Company since June 1996. Mr. Wilson has been a Professor of Management at the University of California at Los Angeles since 1986. Mr. Wilson is currently a director of New England Electric System, the RAND Corporation and State Farm Mutual Life Insurance Company.

                  Each director has been elected to hold office until his successor has been duly elected or he sooner dies, resigns or is removed in accordance with applicable law. There is no family relationship between any two directors, nominees for director or executive officers of the Company.

         Committees of the Board of Directors; Board and Committee Meetings

                  The Board of Directors has a Compensation Committee and an Audit Committee, each of which is currently comprised of Mr. Chefitz and Dr. Enis. The Compensation Committee establishes, subject to approval by the Board of Directors, the salaries and bonuses for executive officers of the Company, and together with the Board of Directors administers the Company's employee stock option, stock purchase and 401(k) plans. The Audit Committee selects, subject to approval by the Board of Directors, independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries and reviews the results and scope of the audits and other services provided by the Company's independent auditors. The Board of Directors does not currently have a nominating committee.

                  During the year ended September 30, 1996, the Board of Directors held nine meetings and acted twice by written consent, and each of the Compensation Committee and the Audit Committee held three meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member.

         Compensation of Directors

                  Each of Dr. Enis and Mr. Wilson receives a fee of $10,000 per year as compensation for his services as a director. In addition, Dr. Enis was granted on November 15, 1995 an option under the Stock Option Plan to purchase 6,000 shares of Common Stock at a price of $8.00 per share, and Mr. Wilson was granted an option under the Stock Option Plan on June 18, 1996 to purchase 6,000 shares of Common Stock at a price of $13.875 per share. Each of these options has a 10-year term and an exercise price equal to the closing price reported on the Nasdaq National Market on the grant date; each option becomes exercisable with respect to 20% of the shares subject thereto beginning one year after the grant date and as to an additional 20% of such shares on each subsequent anniversary date. (For a description of provisions of the Stock Option Plan regarding acceleration of the vesting of these options in certain circumstances and certain other option terms, see "Approval of Proposed Amendment to Stock Option Plan" below.)

                  In February 1996, the Company entered into a consulting agreement with Dr. Enis pursuant to which Dr. Enis advises and assists the Company and its wholly owned subsidiary, Protection One Alarm Monitoring, Inc. ("Monitoring"), in formulating and implementing advertising and marketing objectives and strategies, and is compensated for such services at a rate of $7,500 per month. The consulting agreement expires in March 1997.

                  All directors are reimbursed for travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

EXECUTIVE OFFICERS

                  The name, age and current position(s) with the Company of each executive officer of the Company are as set forth below. Each individual other than Mr. Weinstock also serves in the same capacities for Monitoring.

         Name                Age              Position(s)
         ----                ---              -----------

James M. Mackenzie, Jr.      49      President and Chief Executive Officer and Director

John W. Hesse                47      Executive Vice President, Chief Financial Officer and Secretary

John E. Mack, III            37      Executive Vice President -- Business Development and Assistant
                                     Secretary

Thomas K. Rankin             39      Executive Vice President -- Branch Management and Assistant
                                     Secretary

George A. Weinstock          59      Executive Vice President and Assistant Secretary

                  For additional information with respect to the positions with the Company held by, and the business experience of, Mr. Mackenzie, see "Nominees for Election" above.

                  John W. Hesse has been Executive Vice President, Chief Financial Officer and Secretary of the Company since September 1991.

                  John E. Mack, III was Vice President -- Business Development of the Company from September 1991 until August 1996, and has been the Company's Executive Vice President - Business Development since August 1996 and Assistant Secretary of the Company since October 1994.

                  Thomas K. Rankin was Vice President - Branch Management of the Company from September 1991 to August 1996, and has been the Company's Executive Vice President -- Branch Management since August 1996 and Assistant Secretary of the Company since October 1994.

                  George A. Weinstock has been Executive Vice President of Monitoring since November 1993 and Executive Vice President of the Company since June 1994, and was a director of the Company from November 1993 to May 1994. Prior to November 1993, Mr. Weinstock served as President of American Home Security, Inc.

                  All officers of the Company are appointed by the Board of Directors and hold their respective offices until their respective successors have been appointed, or their earlier death, resignation or removal by the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION

                  The following table summarizes the compensation for the fiscal years ended September 30, 1996, 1995 and 1994 of the Company's Chief Executive Officer and the four other executive officers of the Company.



                                                                        Long-Term Compensation
                                                                       ----------------------          All
                                                                       Restricted     Securities      Other
                                               Annual Compensation       Stock        Underlying      Compen-
Name and                                      ---------------------     Award(s)    Options Granted   sation
Principal Position(s)               Year      Salary($)     Bonus($)     ($)(1)           (#)         ($)(2)
---------------------               ----      ---------     --------     ------           ---         ------
James M. Mackenzie, Jr              1996      298,104       60,000       40,000(3)      100,000        1,818
  President and                     1995      267,347       80,000       20,000(4)         --           --
  Chief Executive Officer           1994      264,995       65,000         --            18,000         --

John W. Hesse                       1996      250,728       60,000       40,000(3)      100,000        1,706
  Executive Vice President,         1995      226,600       80,000       20,000(4)         --           --
  Chief Financial Officer           1994      202,834       65,000         --            30,000         --
  and Secretary

John E. Mack, III                   1996      186,128       60,000       40,000(3)      100,000          263
  Executive Vice President          1995      162,000       80,000       20,000(4)         --           --
  - Business Development and        1994      144,881       65,000         --            36,000         --
    Assistant Secretary(5)

Thomas K. Rankin                    1996      186,128       60,000       40,000(3)      100,000        2,288
  Executive Vice President          1995      162,000       80,000       20,000(4)         --           --
  - Branch Management and           1994      144,881       65,000         --            36,000         --
    Assistant Secretary(6)

George A. Weinstock                 1996      163,500       25,000         --              --          2,096
  Executive Vice President and      1995      157,500       25,000         --              --           --
  Assistant Secretary               1994      136,750       50,000         --            12,000         --

--------------------

   1 Restricted stock is fully vested when awarded. The executive officer owning such shares will receive the same dividends on these shares as are received by all other holders of the Common Stock; however, the Company has never paid any cash dividend on the Common Stock and does not anticipate paying any such dividend in the foreseeable future.

2 Amounts stated reflect contributions made by the Company to such executive officer's account under the Company's 401(k) plan.

3 Awarded and to be paid in fiscal 1997 in the form of 4,156 shares of Common Stock. As no consideration was paid for these shares, the value set forth in the chart is calculated by multiplying the closing price of the Common Stock as reported on the Nasdaq National Market on the date awarded ($9.625) by the number of shares awarded.

4 Awarded and paid in fiscal 1996 in the form of 2,500 shares of Common Stock. As no consideration was paid for these shares, the value set forth in the chart is calculated by multiplying the closing price of the Common Stock as reported on the Nasdaq National Market on the date of award ($8.00) by the number of shares awarded. As of September 30, 1996, the value of such 2,500 shares was $31,562.50, based upon the closing price of the Common Stock on that date as reported on the Nasdaq National Market ($12.625 per share).

5        As described in "-Executive Officers" above, prior to August 1996 Mr.
         Mack was Vice President - Business Development of the Company.

6        As described in "-Executive Officers" above, prior to August 1996 Mr.
         Rankin was Vice President - Branch Management of the Company.

         Other compensation in the form of perquisites and other personal benefits has been omitted from the above table as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer for such year.

         Performance Warrants

                  On September 16, 1991, the Company granted to each of the following executive officers a Common Stock Performance Warrant (collectively, the "Performance Warrants") to purchase the following number of shares of Common Stock, in each case at a price of $.167 per share: Mr. Mackenzie (180,621), Mr. Hesse (131,703), Mr. Mack (94,074) and Mr. Rankin (94,074). The Performance Warrants originally were to become exercisable over a five-year period upon the Company's attainment of certain return on investment objectives. On June 29, 1994, the Board of Directors modified the performance and vesting criteria to provide that the Performance Warrants would be immediately exercisable in full. However, each of Messrs. Mackenzie, Hesse, Mack and Rankin agreed in connection with such modifications that such officer would not exercise his Performance Warrant (i) prior to September 16, 1995, for more than 40% of the shares subject to such warrant, and (ii) prior to September 16, 1996, for more than 70% of such shares, subject to earlier termination of such restrictions on exercise in the event the Company engaged in a merger, sale of assets or other business combination in which the other party to the transaction was the survivor or purchaser and consideration was distributed to holders of the Common Stock. In the event the holder of a Performance Warrant ceases to be an employee of the Company, the Performance Warrant may be exercised in whole or in part by the holder or his estate during the 90 days following the Company's receipt of notice of the termination, and to the extent not exercised will terminate on such 90th day. The Performance Warrants will expire on September 16, 2002.

                  The following table sets forth certain information concerning the value of the Performance Warrants as of September 30, 1996. No Performance Warrant was exercised during the fiscal year ended September 30, 1996.

                   FISCAL YEAR-END PERFORMANCE WARRANT VALUES

                                                    Value of
                                 Number of        Unexercised
                                 Shares of        In-the-Money
                             Stock Underlying     Performance
                           Performance Warrants   Warrants($)
                              as of 9/30/96      as of 9/30/96
                               Exercisable/      Exercisable/
         Name                 Unexercisable*     Unexercisable*
         ----                 --------------     --------------

James M. Mackenzie, Jr          180,621/0         2,227,599/0
John W. Hesse                   131,703/0         1,624,293/0
John E. Mack, III               28,222/0            348,062/0
Thomas K. Rankin                94,074/0          1,160,215/0


--------------------

* Value is calculated by subtracting the exercise price from the fair market value of the Common Stock at September 30, 1996 and multiplying the result by the number of shares for which the Performance Warrant is in the money. Fair market value is calculated based upon the average of the high and low sales prices of the Common Stock as reported by the NASDAQ National Market on September 30, 1996 ($12.50). There is no guarantee that if and when any Performance Warrant is exercised, such warrant will have this value.

         Stock Option Grants

                  The following table sets forth certain information concerning grants of stock options made during the fiscal year ended September 30, 1996 to the executive officers named in the Summary Compensation Table. For a description of the Stock Option Plan and the proposed amendment thereto, see "Approval of Amendment to Stock Option Plan" below. The option grants disclosed in the following table are also included in the "New Plan Benefits" table included in such section.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        Individual Grants
                                 -----------------------------                                     Potential Realizable Value
                                    Number of      Percent of                                      At Assumed Annual Rates of
                                   Securities    Total Options/                                     Stock Price Appreciation
                                   Underlying   SARs Granted to    Exercise or                          for Option Term (3)
                                  Options/SARs    Employees        Base Price         Expiration   ---------------------------
  Name                           Granted(#)(1)  in Fiscal Year      ($/Sh)(2)             Date          5%($)           10%($)
  ----                           -------------- --------------     -----------        ----------        -----           ------
James M. Mackenzie, Jr.               70,000       11.4%              8.00              11/15/05       352,181          892,496
James M. Mackenzie, Jr.               30,000        4.9%             15.00              11/15/05         -0-            172,498
John W. Hesse                         70,000       11.4%              8.00              11/15/05       352,181          892,496
John W. Hesse                         30,000        4.9%             15.00              11/15/05         -0-            172,498
John E. Mack, III                     70,000       11.4%              8.00              11/15/05       352,181          892,496
John E. Mack, III                     30,000        4.9%             15.00              11/15/05         -0-            172,498
Thomas K. Rankin                      70,000       11.4%              8.00              11/15/05       352,181          892,496
Thomas K. Rankin                      30,000        4.9%             15.00              11/15/05         -0-            172,498

--------------------

1 Options were granted on November 15, 1996. Such grants were subject to approval by the stockholders of the Company, which approval was obtained on January 26, 1996.

2 All stock options granted have 10-year terms and will become exercisable with respect to 20% of the shares subject thereto beginning one year after the date of grant and 20% on each anniversary date thereafter, with full vesting occurring on the fifth anniversary of the date of grant. See also "Approval of Amendment to Stock Option Plan" below for provisions regarding acceleration of the vesting for options in certain circumstances.

3 The exercise price was determined by reference to the closing price of the Common Stock reported on the Nasdaq National Market on the date of grant ($8.00).

4 The amounts shown for potential realizable values are based upon the arbitrary assumption that the Common Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based upon the requirements promulgated by the Securities and Exchange Commission (the "SEC"), and not represent an estimate by the Company of future stock price growth.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                 The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information regarding the value of stock options held at fiscal year end. No stock option was exercised by any such executive officer during the fiscal year ended September 30, 1996. The options disclosed in the following table are also included in the "New Plan Benefits" table included under the caption "Approval of Amendment to Stock Option Plan" below.

      AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES


                              Number of Shares
                            of Stock Underlying             Value of Unexercised
                                 Unexercised              In-the-Money Options/SARs
                           Options/SARs at 9/30/96            at 9/30/96 ($)(2)
  Name                   Exercisable/Unexercisable(1)    Exercisable/Unexercisable
  ----                   ----------------------------    -------------------------
James M. Mackenzie, Jr          30,800/87,200                  127,800/295,200
John W. Hesse                   38,000/92,000                  171,000/324,000
John E. Mack, III               41,600/94,400                  192,600/338,400
Thomas K. Rankin                41,600/94,400                  192,600/338,400
George A. Weinstock

--------------------

1 The vesting of options may be accelerated as a result of a change in control of the Company. See "Approval of Proposed Amendment to Stock Option Plan" below.

2 Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year end and multiplying the result by the number of shares for which the option is in the money. Fair market value was calculated based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on September 30, 1996 ($12.50). There is no guarantee that if and when any such option is exercised, the option will have this value.

                 Employment Contracts, including Termination of Employment and Change-of-Control Arrangements

                 The Company has entered into employment agreements with each of the Company's executive officers.

                 The term of each of the employment agreements with Messrs. Mackenzie, Mack and Rankin is continually extended so as to cause each such agreement to have a remaining term of three years; the term of the employment agreement with Mr. Hesse expires on September 30, 1998. Each of Messrs. Mackenzie, Mack and Rankin may terminate their employment by the Company for any reason at any time after May 24, 1999 upon not less than six months prior notice to the Company. The Company may terminate the employment of Messrs. Mackenzie, Hess, Mack or Rankin for cause, including: (a) unauthorized prolonged or repeated absence from duty (for reasons other than health);
(b) habitual neglect of duties; (c) engagement in any activity which is in conflict with or adverse to the Company's business interests; (d) violation in any material respect of any provision of such employment agreement; (e) willful or serious misconduct by such officer relating to the performance of duties or otherwise injurious to the Company; or
(f) conviction of a felony or crime involving moral turpitude. Each of Messrs. Mackenzie, Mack and Rankin has agreed not to compete with the Company and not to solicit any Company employee, or hire any Company employee whose annual base salary and fixed or guaranteed bonus would be more than $50,000 (a "highly compensated employee"), prior to the later of the first anniversary of the date on which his employment by the Company terminates and May 24, 1999 (with respect to the restrictions on competition) or May 24, 2000 (as to the solicitation of employees). Mr. Hesse has agreed not to compete with the Company prior to March 2, 1999 and not to solicit any Company employee, or hire any Company employee if such employee would be a highly compensated employee, prior to March 22, 2000. Each of Messrs. Mackenzie, Hesse, Mack and Rankin will be compensated for such covenants in an amount based upon his compensation earned while employed by the Company during the 12-month period immediately preceding termination of his employment, net of any termination payment he may receive.

                  The Company's employment agreement with Mr. Weinstock has an initial term that expires in November 1998; thereafter, the agreement will be automatically extended for successive one-year periods unless prior notice of cancellation is given. The agreement provides for annual compensation to Mr. Weinstock in the amount of $150,000 per year, subject to cost of living adjustments, and an annual bonus in the amount of $50,000 in the first year and thereafter as determined by the Board of Directors. The Company may terminate Mr. Weinstock's employment for cause, including: (a) his disability for a period in excess of one year; (b) his conviction of a felony involving moral turpitude; or (c) material breach of or default under his related non-competition agreement. If Mr. Weinstock's employment agreement is terminated (i) by the Company without cause, (ii) due to a material breach of the employment agreement by the Company, or (iii) as a result of a change of control of the Company, then the Company shall pay Mr. Weinstock an amount equal to 50% of all compensation and benefits that would have been due to Mr. Weinstock under his employment agreement for the remainder of the unexpired term, discounted to its present value. Mr. Weinstock has also agreed not to compete with the Company or its subsidiaries until November 1998 and is compensated for his covenant not to compete in the amount of $2,500 per month for a period of 60 months.

         401(k) Plan

                  The Company maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Each employee who is at least 21 years old and who has provided services to the Company or any of its subsidiaries for at least six months may elect to contribute to the 401(k) Plan each year, on a pre-tax basis, up to the lesser of 16% of that employee's salary or $9,500 (the current federal limit). The Company at its election also may make contributions to the 401(k) Plan, which contributions will be allocated among participants based upon the respective contributions made by the participants through salary reductions during the applicable plan year. The Company's matching contribution may be made in shares of Common Stock, in cash or in a combination of both stock and cash. Amounts contributed to the 401(k) Plan for the benefit of the participants are invested by the plan trustee in one or more of various investment alternatives selected by the participants, and vest at the rate of 20% after two years of service and an additional 20% after each additional year of service. Plan contributions generally are not available to plan participants until their employment with the Company terminates. The amount ultimately received by a participant or by a participant's beneficiary may be more or less than the amount contributed by the participant to the 401(k) Plan, depending upon the investment experience of the fund chosen by the participant, and the amount of Company contributions, if any, made on behalf of the participant.

         Directors and Officers Liability Insurance

                  In June 1996, the Company purchased a policy of directors and officers liability insurance covering all directors and officers of the Company and its subsidiaries. The policy has a term extending from June 1, 1996 to June 1, 1997, has a total premium of approximately $113,000 and a limit of liability of $5,000,000 for all insured losses. No claim has been paid under this policy.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The compensation of the Company's executive officers is determined by the Compensation Committee of the Board of Directors based on the goals and policies established by the Board of Directors.

                  The Company has entered into employment agreements with each of the executive officers. The base salary for each of the executive officers is set forth in his employment agreement, subject to cost of living and other adjustments pursuant to the policies established by the Compensation Committee. Salaries for executive officers are supplemented by bonuses paid in cash and in common stock, as well as warrants and options.

                  Since the inception of the Company in September 1991, the Compensation Committee has used common stock, warrants and options as a means of providing performance-based compensation to all executive officers. For example, unregistered common stock comprised 20% and 40% of the bonuses paid to executive officers for fiscal year 1995 and 1996 performance, respectively. Of the options issued to executive officers in fiscal year 1996, 30% are exercisable at a price equal to a 87.5% premium to the common stock price at the grant date. The Compensation Committee carefully considers the type of security used in executive compensation to encourage long-term commitment on the part of the executive officers. For instance, the shortest vesting schedule for executive officer options is five years. The Compensation Committee believes linking executive compensation to the performance of the Company's common stock aligns the interests of the executive officers with those of shareholders.

                  In determining the compensation of the Company's executive officers, the Compensation Committee considers a combination of objective and subjective performance criteria, all of which the Compsensation Commitee believes contribute to shareholder value. Objective criteria include:

                  *        Revenue and EBITDA* growth
                  *        Subscriber growth
                  *        Margin expansion
                  *        Subscriber and MRR attrition

                  The Compensation Committee, in conjunction with the Board of Directors, reviews the business plans and projections prepared by management and compares the Company's actual performance to the objective criteria set forth in such plans and projections.

                  Subjective criteria considered by the Compensation Committee in determining executive officer compensation include the consummation of acquisitions, growth in the Company's dealer program, strategic alliance, joint venture and affinity program activities, management and Company infrastructure enhancements and success in capital formation. The Compensation Committee also considers compensation paid to other persons with comparable skills and experience in the security industry and other service industries, the Company's performance in comparison to its competitors and performance in each officer's specific area of responsibility.

                                    ROBERT CHEFITZ
                                    BEN ENIS
--------------

* EBITDA is earnings before interest, taxes, depreciation and amortization.


                                PERFORMANCE GRAPH

                  The following chart compares the cumulative total stockholder returns on the Common Stock since September 29, 1994 (the date on which the Common Stock was first traded on the Nasdaq Stock Market) to the cumulative total returns over the same period of the Russell 2000 index and a peer group index comprised of the common stock of ADT Ltd., Borg Warner Security Corporation and Holmes Protection Group, Inc. and The Pittston Brinks Group Common Stock of The Pittston Company (the "Peer Group"). The Peer Group is based on the selection of companies operating in the security alarm monitoring business. The annual returns for the Peer Group index are weighted based on the capitalization of each company within the Peer Group at the beginning of each period for which a return is indicated. The chart assumes the value of the investment in the Common Stock and each index was $100 at September 29, 1994 and that all dividends were reinvested.

                Comparison of Cumulative Total Stockholder Return

                              [Graph appears here]



                                    Cumulative Total Return
                           -------------------------------------------
                           9/29/94     9/30/94     9/30/95     9/30/96
                           -------     -------     -------     -------
Protection One, Inc.         100         101         140         193

Peer Group                   100         100         107         139

Russell 2000                 100         100         123         139


         The materials contained in the foregoing Compensation Committee Report on Executive Compensation and included under the caption "Performance Graph" are not "soliciting material," are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation provision contained therein.

                        SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of December 1, 1996 by each of the Company's directors, by each of the Company's executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all the shares beneficially owned, subject to community property laws, where applicable.

                                        Amount and Nature of Beneficial Ownership(1)
       Name                                 Number of Shares    Percent of Class
       ----                                 ----------------    ----------------
James M. Mackenzie, Jr                         315,025(2)            2.3

John W. Hesse                                  225,466(3)            1.7

John E. Mack, III                              148,284(4)            1.1

Thomas K. Rankin                               151,033(5)            1.1

George A. Weinstock                             49,932(6)             *

Robert M. Chefitz                            2,515,444(7)           18.7

Ben Enis                                         1,200(8)             *

James Q. Wilson                                    100                *

All directors and executive officers         3,406,484(9)           24.2
  as a group (8 individuals)

------------------

*        Less than one percent.

1 Based upon shares of Common Stock outstanding at December 1, 1996 (13,466,671 shares), as adjusted for shares of Common Stock subject to options and warrants held that are currently exercisable or that become exercisable within 60 days after of the date of this Proxy Statement.

2 Includes 180,621 shares issuable upon exercise of a Performance Warrant and 30,800 shares issuable upon exercise of stock options.

3 Includes 131,703 shares issuable upon exercise of a Performance Warrant and 38,000 shares issuable upon exercise of stock options.

4 Includes 28,222 shares issuable upon exercise of a Performance Warrant and 41,600 shares issuable upon exercise of stock options.

5 Includes 94,074 shares issuable upon exercise of a Performance Warrant and 41,600 shares issuable upon exercise of stock options.

6        Includes 7,200 shares issuable upon exercise of a stock option.

7 Mr. Chefitz, a director of the Company, is also General Partner of APA Excelsior III L.P. and APA Excelsior III/Offshore, L.P. and an officer of Patricof & Co. Ventures, Inc., the manager of or investment adviser to such funds and to CIN Venture Nominees, Ltd. See "Security Ownership of Certain Beneficial Owners" below. Mr. Chefitz disclaims beneficial ownership of the shares listed in the table as owned by him, all of which shares are owned by APA Excelsior III L.P., APA Excelsior III/Offshore, LP. or CIN Ventures Nominees, Ltd.

8        All of such shares are issuable upon exercise of a stock option.

9 Includes an aggregate of 434,620 shares issuable upon exercise of Performance Warrants and 160,400 shares issuable upon exercise of stock options. See also note (7) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC and the Nasdaq Stock Market reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on the Company's review of the copies of such reports furnished to the Company or on written representations to the Company that no such reports were required, the Company believes that during the year ended September 30, 1996, all of the Company's executive officers and directors and all beneficial owners of more than 10% of the Common Stock filed on a timely basis all reports, if any, required by Section 16(a) of the Exchange Act.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of December 1, 1996 by each person known to the Company to beneficially own more than 5% of the outstanding Common Stock. Unless otherwise indicated below, each entity named in the table has sole voting power and sole investment power with respect to all the shares beneficially owned, subject to community property laws, where applicable.


                                         Amount and Nature of Beneficial Ownership
         Name and Address                  Number of Shares   Percent of Class(1)
         ----------------                  ----------------   -------------------
APA Excelsior III, L.P.                     1,756,008(2)           13.0
  c/o Patricof & Co. Ventures, Inc.
  445 Park Avenue, 11th Floor

  New York, New York 10022

FMR Corp.
  82 Devonshire Street                      1,747,510(3)           12.3
  Boston, MA 02109

Morgan Stanley Group Inc.                   1,214,953(4)            8.8
  1585 Broadway
  New York, New York 10020

APA Excelsior III/Offshore, L.P.              669,082(2)            5.0
  c/o Patricof & Co. Ventures, Inc.
  445 Park Avenue, 11th Floor
  New York, New York 10022

CIN Venture Nominees, Ltd.                     90,354(2)             *
  c/o Patricof & Co. Ventures, Inc.
  445 Park Avenue, 11th Floor
  New York, New York 10022


------------------

*        Less than one percent.

1 Based upon shares of Common Stock outstanding as of December 1, 1996 (13,466,671 shares), as adjusted for shares subject to warrants held that are currently exercisable or that become exercisable within 60 days after of the date of this Proxy Statement and shares of Common Stock issuable upon conversion of 6-3/4% Convertible Senior Subordinated Notes due 2003 issued by Monitoring (the "Convertible Notes") held.

2 Patricof & Co. Ventures, Inc. ("Patricof") is the manager of or investment adviser to this stockholder and therefore may be deemed a beneficial owner of these shares. See also note (7) to the "Security Ownership of Management" table above.

3 Based upon a Schedule 13G dated November 8, 1996, which states as follows: Various investment companies (the "Funds") for which Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, acts as adviser, beneficially own 1,512,901 shares of Common Stock, including 74,650 shares issuable at October 31, 1996 upon exercise of warrants and 395,541 shares issuable at such date upon conversion of Convertible Notes. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., serves as investment manager for certain institutional account(s) that beneficially owned at October 31, 1996 221,167 shares of Common Stock issuable upon conversion of Convertible Notes and 13,440 shares of Common Stock issuable upon exercise of warrants. FMR Corp. has sole voting power as to 181,318 shares of Common Stock and sole dispositive power as to 1,747,510 shares of Common Stock; FMR Corp. does not have shared voting or dispositive power as to any shares. Each of Edward C. Johnson, III, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., has sole voting power as to 1,747,510 shares of Common Stock and not have sole or shared voting power or shared dispositive power as to any shares of Common Stock.

4        Pursuant to certain written materials provided by Morgan Stanley & Co.
         Incorporated ("MS&Co.") to the Company in October 1996, the Company was advised that as of October 4, 1996, Morgan Stanley Group Inc. ("Morgan Stanley"), through its affiliates, beneficially owned 1,214,953 shares of Common Stock, including 187,600 shares of Common Stock issuable upon the exercise of warrants.

         Amendment No. 1 to Schedule 13D dated February 14, 1996, filed by Morgan Stanley Venture Capital Fund L.P. ("MSVCF"), Morgan Stanley Venture Partners L.P. ("MSVP"), Morgan Stanley Venture Capital Inc. ("MSVC") and Morgan Stanley stated as follows: MSVCF is the record owner of 875,275 shares of Common Stock; Morgan Stanley Asset Management, Inc. ("MSAM"), a wholly owned subsidiary of Morgan Stanley, was the owner of record of warrants to acquire 36,800 shares of Common Stock purchased on behalf of MSAM's discretionary client accounts; and MS&Co., a wholly owned subsidiary of Morgan Stanley, was the record owner of warrants to acquire 159,000 shares of Common Stock. MSVP, as the sole general partner of MSVCF, has the power, on behalf of MSVCF, to vote or direct the vote and to dispose or direct the disposition of all of the shares of Common Stock owned by MSVCF; MSVC, as the managing general partner of MSVCF, has the power to control the actions of MSVP on behalf of MSVCF; and Morgan Stanley, as the sole shareholder of MSVC, has the power to control the actions of MSVC with respect to MSVP and MSVCF. Accordingly, each of MSVP, MSVC and Morgan Stanley may be deemed to beneficially own the shares of Common Stock owned of record by MSVCF, as to all of which shares each of MSVCF, MSVP, MSVC and Morgan Stanley have shared voting and dispositive power. In addition, Morgan Stanley, as the sole shareholder of MSAM and MS&Co., has the power to control the actions of MSAM with respect to the disposition of the warrants to purchase 36,800 shares of Common Stock then owned by MSAM and the power to control the actions of MS&Co. with respect to the disposition of the warrants to purchase 159,600 shares of Common Stock then owned by MS&Co. Accordingly, Morgan Stanley may be deemed to own beneficially the warrants and underlying shares of Common Stock beneficially owned by MSAM and MS&Co., as to all of which shares Morgan Stanley has shared voting and dispositive power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In May 1995, Monitoring and the Company offered and sold an aggregate of $166 million principal amount of Monitoring's Senior Subordinated Discount Notes due 2005, and warrants (the "1995 Warrants") to purchase an aggregate of 531,200 shares of Common Stock from the Company at a price of $6.60 per share. Pursuant to a registration rights agreement entered into in connection with such offering, including 61,600 shares of Common Stock offered by MS&Co., the 531,200 shares of Common Stock underlying the 1995 Warrants, including 61,600 shares of Common Stock offered by MS&Co., were registered by the Company under the Securities Act for resale.

                  MS&Co. was the managing underwriter of an offering made pursuant to a registration statement dated February 6, 1996 filed by the Company with the SEC for an underwritten public offering of 2,500,000 shares of Common Stock offered by the Company and an aggregate of 1,500,000 shares offered by certain stockholders, including 382,447 shares offered by MSVCF. MS&Co. received underwriting discounts and commissions of approximately $880,000 as managing underwriter of the public offering.

                  In addition, MS&Co. was the managing underwriter of a public offering made pursuant to a registration statement dated September 16, 1996 by Monitoring of the Convertible Notes, which notes are unconditionally guaranteed by, the Company. MS&Co. received underwriting discounts and commissions of aggregating $2,173,500 (including fees and commissions resulting from the underwriters' purchase of all of the additional notes available from Monitoring under the offering to cover over-allotments) as managing underwriter of the public offering.

               II. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                  The Audit Committee of the Board of Directors has selected Coopers & Lybrand L.L.P. as the independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1997. A representative of that firm is expected to be present at the Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

                  If the stockholders of the Company do not ratify the selection of Coopers & Lybrand L.L.P., if such firm should decline to act or otherwise become incapable of acting, or if such firm's employment is discontinued, the Audit Committee will select other independent public accountants for the Company.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1997.


       III. APPROVAL OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

                  The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock from 24,000,000 shares to 40,000,000 shares, and recommends that shareholders approve an amendment to Article Fourth of the Company's Fifth Restated Certificate of Incorporation effecting the proposed increase.

                  As of December 1, 1996, of the currently authorized shares of Common Stock, 13,466,671 shares were outstanding, 1,914,216 unissued shares were reserved for issuance under the Company's employee benefit plans, 1,351,158 shares were reserved for issuance pursuant to the exercise of outstanding warrants and 5,766,017 shares were reserved for issuance upon conversion of the Convertible Notes. Accordingly, a total of only 1,501,938 shares of Common Stock were available for future issuances.

                  Although currently authorized shares are sufficient to meet all currently known needs, the Board of Directors believes that it is in the best interests of the Company to increase the authorized but unissued shares of Common Stock in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the discretion of the Board of Directors in connection with possible acquisitions of the assets or stock of other companies, future financings, investment opportunities, possible stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Certificate of Incorporation and the delay and expense incurred in holding special meetings of the Company's stockholders to approve such amendments.

                  The Company has no present understanding or commitment, nor has the Company taken any formal action, to issue currently authorized but unissued shares or the additional shares to be authorized, except pursuant to the Company's existing employee benefit plans and upon exercise of the Company's outstanding warrants and conversion of the Convertible Notes.

                  No further authorization by vote of the Company's stockholders will be solicited for the issuance of additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authority or the rules of the Nasdaq Stock Market or any stock exchange on which the Company's securities then may be listed. Shares of Common Stock could be issued in one or more transactions. The issuance of additional shares of Common Stock could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's book value and earnings, if any, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of additional shares would dilute the book value and earnings per share, if any, of all outstanding shares of Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. In addition, although the Company is not aware of any pending or threatened effort to obtain control of the Company, the availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or to discourage an attempt to do so. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company.

                  Holders of shares of Common Stock do not have any preemptive or other rights to subscribe for or purchase additional securities that may be issued by the Company.

                  Pursuant to the Delaware General Corporation Law, holders of the Common Stock are not entitled to dissenter's rights of appraisal with respect to the amendment to increase the authorized number of shares of Common Stock.

            III. APPROVAL OF PROPOSED AMENDMENT TO STOCK OPTION PLAN

                  The Stock Option Plan was adopted by the Company's Board of Directors and approved by the stockholders of the Company in June 1994. The purposes of the Stock Option Plan are to provide directors, officers and key employees of the Company with an opportunity to acquire equity interests in the Company as a long-term incentive for them to remain in the Company's service and to align those individuals' interests with those of the Company's stockholders. The Board of Directors believes that stock options are a significant factor in the ability of the Company and its subsidiaries to attract and retain the services of key individuals who are critical to the Company's long-range growth and success.

                  In November 1995, the Board of Directors adopted an amendment to the Stock Option Plan increasing the number of shares of Common Stock for which options may be granted under such plan from 354,000 shares to 944,000 shares. As of December 17, 1996 (i) a total of ______ persons had been granted options under the Stock Option Plan, (ii) ________ shares of Common Stock had been issued and sold by the Company pursuant to the exercise of such options, and (iii) options to purchase an aggregate of _________ shares were outstanding at a weighted average exercise price of $_________ per share. As of December ___, 1996, the market value of the Common Stock was $_______ per share, based on the closing price per share of the Common Stock on the Nasdaq National Market on that date.

                  As a result of the option grants described above, only ______ shares of Common Stock remain available for grant under the Stock Option Plan as of the date of this Proxy Statement. The Company expects to continue to grant options in the ordinary course of business and in connection with acquisitions to attract, retain and motivate directors, officers and key employees in a competitive environment as the Company deems such issuances appropriate. The Board of Directors believes that an increase in the number of shares authorized for issuance under the Stock Option Plan to 1,300,000 is necessary to facilitate the Company's growth and for the Company to continue to benefit from such plan.

                  The following table sets forth certain information with respect to options granted under the Stock Option Plan since its inception to each of the Company's executive officers, all current executive officers as a group, all current directors who are not executive officers a group and all employees who are not executive officers as a group. The option grants disclosed in the following table include those reflected in the two tables included above under the caption "Executive Compensation and Other Related Information - Stock Option Plan."

                                NEW PLAN BENEFITS
                   Protection One, Inc. 1994 Stock Option Plan

                                                    Number
         Name and Position        Dollar Value*   of Shares
         -----------------        -------------   ---------
James M. Mackenzie, Jr              423,000         118,000
  President and
  Chief Executive Officer

John W. Hesse                       495,000         130,000
  Executive Vice President,
  Chief Financial Officer
  and Secretary

John E. Mack, III                        531,000           136,000
  Executive Vice President -
  Business Development and
  Assistant Secretary

Thomas K. Rankin                         531,000           136,000
 Executive Vice President -
  Branch Management and
  Assistant Secretary

George A. Weinstock                       72,000            12,000
  Executive Vice President and
  Assistant Secretary

Executive Officers                     2,052,000           532,000

Non-Executive Director Group              63,000            18,000

Non-Executive Officer Employee Group   1,201,086           354,800


-------------------

1 Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option and multiplying the result by the number of shares for which the option is in the money. Fair market value was calculated based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on September 30, 1996 ($12.50). There is no guarantee that if and when any such option is exercised, the option will have this value.

                  In addition to the options described in the immediately preceding table, two options for an aggregate of 12,000 shares have been granted to Ben Enis and an option for 6,000 shares has been granted to James Q. Wilson. No option has been granted to any associate of any director or executive officer of the Company, and no person has been granted options for five percent or more of the total number of shares subject to options.

                  If the stockholders of the Company do not approve the proposed increase in the number of shares for which options may be granted under the Stock Option Plan to 1,300,000, the plan will continue in effect in its present form. Except as described above, the amount of compensation that will accrue to the Company's directors, executive officers and other employees pursuant to the Stock Option Plan, if the proposed amendment is approved by the Company's stockholders, can not be determined at this time.

         Summary of 1994 Stock Option Plan

                  The principal provisions of the Stock Option Plan as currently in effect are summarized below. The summary is in all respects qualified by the provisions of the Stock Option Plan itself, a copy of which is available to any stockholder upon written request to the Secretary of the Company at its principal executive offices.

                  Securities Utilized; Eligible Participants. An aggregate of 944,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan, with such number subject to such adjustments as may be necessary to reflect changes in the number or kind of shares of Common Stock or other securities of the Company. The Stock Option Plan provides for the granting to directors, officers and key employees of the Company (an aggregate of approximately _______ persons at December 17, 1996) of options that qualify as "incentive stock options" ("incentive stock options") under the Internal Revenue Code, and options that do not so qualify ("non-qualified stock options").

                  Administration. The Stock Option Plan is administered by the Board of Directors or, if the Board so elects, by Compensation Committee, which has the discretion to determine, among other matters, the persons to whom options will be granted and the terms of such options, including the number of shares purchasable upon exercise of each option; whether options will be incentive stock options or non-qualified stock options, the exercise price of each option and the time or times at which each option may be exercised. Authority to grant options to employees of the Company who are not executive officers has been delegated to the Company's Chief Financial Officer.

                  Exercise Price. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the Common Stock, as determined by the Compensation Committee, on the date the option is granted, and the maximum term of each incentive stock option is 10 years. The purchase price of the shares issued upon exercise of an option must be paid (i) in cash,
(ii) by surrender of shares of Common Stock held by the optionee or a combination of cash and shares, or (iii) by a promissory note or a combination of cash and a promissory note.

                  Limitations on Grants. The aggregate fair market value of the shares of Common Stock for which incentive stock options may first be exercisable by an optionee during any one calendar year may not exceed $100,000. No incentive stock option may be granted after the 10th anniversary of adoption of the Stock Option Plan, and no incentive stock option may be granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

                  Termination of Employment. Upon termination of an optionee's employment with the Company by reason of the optionee's death or "permanent and total disability" (as defined in Section 22(e)(3) of the Code), each option then held by that optionee will terminate (i) in the case of a non-qualified stock option, on its scheduled expiration date, and (ii) in the case of an incentive stock option, on the earlier of its scheduled expiration date or the date that is 12 months after the date of termination of employment. Upon termination of an optionee's employment with the Company by reason of disability that is not permanent and total, each option then held by that optionee will terminate on the scheduled expiration date of such option; provided, however, that in the case of an incentive stock option, the option will terminate on the date that is three months after the date of termination of employment if such date is earlier than the option's scheduled expiration date.

                  Upon termination of an optionee's employment with the Company by any reason other than death or disability, each option held by the optionee on the date of termination shall terminate on the earlier of the date that is three months after the date of termination of employment, or the fixed expiration date of such option. If employment terminates by reason of death or permanent and total disability, all options held by the optionee will become immediately exercisable. If employment terminates for any other reason, all options not already exercisable will be forfeited by the optionee unless the Compensation Committee determines otherwise.

                  Change of Control. In the event that the Company enters into an agreement to dispose of all or substantially all of its assets or the Company's stockholders dispose or agree to dispose of 50% or more of the outstanding shares of Common Stock (an "Acceleration Event"), then each outstanding option will be exercisable in full during the 30 days immediately preceding such Acceleration Event; provided, however, that no Acceleration Event will be deemed to occur in the event that (i) the terms of the agreement pursuant to which such transaction is occurring require as a condition to the consummation of the transaction that each option will either be assumed by a successor corporation or be replaced with a comparable option to purchase shares of capital stock of a successor corporation, and (ii) the transaction is approved by a majority of the directors of the Company who have been in office for more than 12 months prior to the scheduled consummation of the transaction. Upon consummation of the Acceleration Event, all outstanding options, whether or not so accelerated, will terminate and cease to be exercisable, unless assumed by the successor corporation.

                  Amendments and Termination. The Board of Directors at any time may terminate, or from time to time amend, the Stock Option Plan in whole or in part, but no such amendment may adversely affect any right or obligation with respect to any option previously granted under the Stock Option Plan (except as contemplated by the provisions described in "Change of Control" above) and no amendment of the Stock Option Plan that would cause the plan to no longer comply with Rule 16b-3 of the Rules and Regulations of the Commission or other regulatory requirements will be effective unless such amendment is approved by the holders of at least a majority of the issued and outstanding shares of Common Stock.

                  Federal Income Tax Consequences. The holder of a non-qualified stock option will not realize taxable income at the time his or her non-qualified stock option was or is granted. At the time of exercise, the optionee will recognize ordinary income equal to the excess of the fair market value on the exercise date of the shares acquired over the total exercise price paid. The optionee's basis in the shares so acquired will be equal to the total exercise price plus the amount of such ordinary income. Upon the subsequent disposition of the shares, an optionee will realize capital gain or loss equal to the difference between such optionee's basis in the shares and the amount realized from the disposition. The capital gain or loss will be treated as long-term or short-term, depending upon the length of time that the optionee has held the shares after exercise of the non-qualified stock option.

                  The holder of an incentive stock option also will not realize taxable income at the time his or her incentive stock option is granted. The exercise of the incentive stock option will not be taxable if the exercise occurs while the optionee is an employee, within one year after the optionee's employment is terminated for disability or within three months after the optionee's employment is terminated for any other reason. However, the excess of the fair market value of the shares acquired over the total exercise price paid is included in determining the optionee's tax liability, if any, for alternative minimum tax purposes and the optionee's basis in the shares acquired is increased by the amount of such excess for alternative minimum tax purposes.

                  The holder of an incentive stock option will realize capital gain or loss upon disposition of shares acquired on exercise of an incentive stock option if such disposition occurs at least two years after the date of grant, and one year after the date of exercise, of the incentive stock option. The amount of capital gain or loss will be equal to the difference between the total exercise price paid (or, for alternative minimum tax purposes, the optionee's basis as determined above) and the amount realized upon disposition of the shares. The capital gain or loss will be either long-term or short-term depending upon the length of time that the optionee has held the shares after exercise of the incentive stock option. If the optionee disposes of the shares within two years from the date of grant or one year from the date of exercise (a "Disqualifying Disposition"), any gain upon disposition will be treated as: (a) ordinary income up to an amount equal to the lesser of the fair market value of the shares on the date of exercise or the amount realized on their sale over the total exercise price paid, and (b) capital gain on any amount in excess of the ordinary income described in clause (a).

                  The foregoing summary of the federal income tax consequences of the grant and exercise of options does not purport to be complete and is based upon interpretations of existing laws, regulations and rulings that are subject to change, which change may be retroactive. There also may be state and local income tax consequences of an optionee's receipt and exercise of an option, which are not discussed above and which may vary from jurisdiction to jurisdiction; in addition, an optionee's use of shares of Common Stock already held by the optionee to pay the exercise price of an option will have federal income tax consequences that are not included in the foregoing description.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED FROM 944,000 SHARES TO 1,300,000 SHARES.


                              STOCKHOLDER PROPOSALS

                  Stockholder proposals intended to be presented at the 1998 annual meeting of the Company's stockholders must be received at the Company's executive offices at 6011 Bristol Parkway, Culver City, California 90230, addressed to the attention of the Secretary, by September 8, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

                  The Board of Directors is not aware of any matter to be presented at the Meeting other than the matters described above. If any other matter properly comes before the Meeting, the persons named in the enclosed form of proxy intend to vote said proxy in accordance with their best judgment on such matter.

                           ANNUAL REPORT ON FORM 10-K

                  AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1996 (THE "1996 ANNUAL REPORT"), INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES OF THE COMPANY BUT EXCLUDING EXHIBITS TO SUCH REPORT, WILL BE PROVIDED TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN SENT BY THE COMPANY AND TO EACH OTHER BENEFICIAL OWNER OF SHARES OF COMMON STOCK AS OF THE RECORD DATE, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH PERSON. ANY SUCH REQUEST SHOULD BE DIRECTED TO MONTGOMERY W. CORNELL, DIRECTOR OF INVESTOR RELATIONS, 3900 S.W. MURRAY BLVD., BEAVERTON, OREGON 97005, AND EACH SUCH BENEFICIAL OWNER MUST INCLUDE IN SUCH REQUEST A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE THE PERSON MAKING THE REQUEST BENEFICIALLY OWNED ONE OR MORE SHARES OF THE COMPANY'S CAPITAL STOCK. A LIST OF THE EXHIBITS TO THE 1996 ANNUAL REPORT IS INCLUDED IN SUCH REPORT; A COPY OF ANY SUCH EXHIBIT WILL BE FURNISHED UPON REQUEST AND PAYMENT OF A MINIMAL FEE EQUAL TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH COPY.

                                                                      APPENDIX A

                              PROTECTION ONE, INC.

                             1994 STOCK OPTION PLAN
                      (As amended through October 3, 1996)


1.       PURPOSE.

                 The purposes of this 1994 Stock Option Plan (THIS "PLAN") are to provide long-term incentives and rewards to directors, officers and key employees of Protection One, Inc., a Delaware corporation (THE "COMPANY"), and of the Company's subsidiaries, to assist the Company and its subsidiaries in attracting and retaining such individuals on a basis competitive with industry practices, to align their interests with those of the Company's stockholders, and to provide additional compensation to them.


2.       EFFECTIVE DATE.

                 This Plan shall be effective as of the date of its adoption by the Board of Directors of the Company (THE "ADOPTION DATE"), subject to the approval of this Plan by the holders of a majority of the issued and outstanding shares of the Class A Common Stock of the Company (THE "COMMON STOCK") and the voting preferred stock of the Company, voting together as a single class and with each share of such preferred stock entitled to the number of votes determined in accordance with Section 9(a) of Article IV of the Company's Restated Certificate of Incorporation (THE DATE ON WHICH THE HOLDERS SO APPROVE THE PLAN TO BE REFERRED TO HEREIN AS THE "APPROVAL DATE"). Grants of "Options" (as hereinafter defined) may be made under this Plan on and after the Adoption Date, but all rights of the participants shall be subject to such stockholder approval of this Plan. In the event such stockholder approval is not obtained, all Options under this Plan shall be null and void ab initio.


3.       ADMINISTRATION OF THIS PLAN.

         3.1 This Plan shall be administered by the Board of Directors or a committee thereof designated by the Board of Directors, which committee (THE "COMMITTEE") may be the Compensation Committee of the Board of Directors as shall be designated by the Board of Directors; provided, however, that with respect to grants of Options to persons who are then subject to Section 16 of the Securities Exchange Act of 1934, as amended (THE "1934 ACT"), the Plan shall at all times be administered so as to permit the Plan to comply with Rule 16b-3 under the 1934 Act or any successor thereto ("RULE 16B-3") and that any Committee shall be so constituted so as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and of the Internal Revenue Code of 1986, as from time to time amended (THE "IRC"). Once appointed, the Committee shall continue to serve in its designated capacity until otherwise directed by the Board. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and employees who are neither directors nor officers of the Company. If and to the extent the Plan is then being administered by the Board, the Board shall have all authority and each and all of the powers granted to the Committee by this Plan (including, without limitation, Sections 3.2, 3.3, 3.4 and 6).

         3.2 The Committee shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to take any and all actions required or permitted to be taken under this Plan. Such full power and authority shall include, without limitation, the actions set forth in Section 6, the making of all required or appropriate determinations under this Plan, and the adoption, amendment and recision of such rules and regulations relating to this Plan as the Committee shall determine in its discretion (THE "RULES"); in each case subject to the express provisions of this Plan.

         3.3 The interpretation or construction by the Committee of this Plan, any Option or "Agreement" (as hereinafter defined) or any Rule and all determinations by the Committee shall in each case be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the Board of Directors. No member of the Committee shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith.

         3.4 The Committee shall determine the "fair market value" of the Common Stock from time to time for purposes of this Plan in accordance with such procedures for the determination thereof as the Committee shall determine.


4.       PARTICIPANTS.

                 Participants in this Plan shall be directors, officers and key employees of the Company or its subsidiaries selected by the Committee.
Nothing set forth in this Plan or in any Agreement shall confer upon any director, officer or employee any right to continue in the employ of the Company or its subsidiaries or as an officer of the Company, nor limit in any manner the right of the Company to terminate such office or employment for any reason whatsoever, with or without good cause. No employee or other person shall have any right to be granted an Option.


5.       SHARES OF STOCK SUBJECT TO THIS PLAN.

                 The shares of Common Stock available for issuance under this Plan pursuant to the exercise of "ISOs" or "NQSOs" (as each such term is hereinafter defined), shall consist of 944,000 shares of Common Stock in the aggregate, subject to adjustment as provided in Section 13. Such number of shares shall be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. Should an Option be terminated for any reason without being exercised, or be cancelled in whole or in part, the shares of Common Stock subject to such Option shall again be available for issuance under this Plan.


6.       GRANT OF OPTIONS.

                 The Committee may from time to time, in its sole discretion, award to such directors, officers and key employees as the Committee designates options to purchase shares of the Common Stock (THE "OPTIONS"). In connection therewith, the Committee shall have full and final authority in its discretion, subject to the express provisions of this Plan, (i) in the case of each Option, to determine whether the Option shall be an incentive stock option (AN "ISO") pursuant to Section 422 of the IRC, as such section may from time to time be amended or supplemented ("SECTION 422"), or an Option that does not qualify under such Section 422 (AN "NQSO"), (ii) to determine the time or times at which Options will be awarded, (iii) to determine the number of shares that may be purchased upon the exercise of each Option,
(iv) to determine the amount payable by the participant upon the exercise of such Option (THE "EXERCISE PRICE"), which price shall not be less than the minimum specified in Section 7.1, (v) to determine the time or times when each Option shall become exercisable, the objectives or conditions, if any, to such exercise and the duration of the exercise period, and (vi) to prescribe the form or forms of the agreement or instrument reflecting the terms and conditions of each Option (THE "AGREEMENTS").

                 The Committee also shall have full power and authority to delegate to one or more of the executive officers of the Company, as the Committee deems appropriate, (i) the selection of participants to whom Options shall be granted; (ii) the determination of the number of shares of Common Stock purchasable upon the exercise of each such Option and the Exercise Price thereof; (iii) the other terms and conditions of each such Option and the applicable Agreement, including without limitation establishing the objectives and conditions, if any, for the earning or vesting of such Option; and (iv) the right to interpret and construe each provision of this Plan as applicable to such Option; provided, however, that no Option may be granted or other determination made pursuant to this paragraph to any person who (i) is a "covered employee" within the meaning of Section 162(m) of the IRC or who, in the Committee's judgment, is likely to be a covered employee at any time during the period the Option granted to such employee would be outstanding or (ii) an officer or other person subject to Section 16 of the 1934 Act.

7.       EXERCISE PRICE AND CONSIDERATION.

         7.1 The Exercise Price shall be determined by the Committee at the time of each grant of Options; provided, however, that the Exercise Price for an ISO shall not be less than 100% of the fair market value of the Common Stock on the date on which the ISO is granted and that the Exercise Price of any ISO granted to a person who, at the time of such grant, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of subsidiary of the Company (A "TEN PERCENT HOLDER") shall be the price (currently 110% of fair market value of a share of Common Stock) required by the IRC in order to constitute an ISO.

         7.2 The Exercise Price shall be paid in cash, by check payable to the order of the Company, by the surrender of shares of the Common Stock having a fair market value (determined in accordance with Section 3.4 above) equal to the Exercise Price on the date on which the Option is exercised, or any combination of the foregoing. Notwithstanding the foregoing, the Exercise Price may also be paid by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a financial institution or broker-dealer approved by the Company to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay the Exercise Price, such instructions to be in such form is acceptable to the Committee; provided, however, that a participant may pay the Exercise Price pursuant to this sentence if and only if either (x) the Option being exercised is an NQSO, or
(y) the Option being exercised is an ISO and the Company is satisfied that the participant understands that the effect of such arrangement will be to cause a "disqualifying disposition" of the participant's shares and a loss to the participant of the favorable tax treatment of such ISO provided by the IRC.
The Committee may determine to cause the Company to lend directly to a participant some or all of the funds required to pay the Exercise Price, on such terms and subject to such conditions as the Committee may establish.

8.       MANNER OF EXERCISE.

                 Unless and to the extent otherwise provided in the applicable Agreement, and subject to the limitations set forth in this Plan, each Option may be exercised from time to time in whole or in part by the participant delivering to the Company at its main office (to the attention of the President and the Chief Financial Officer) written notice of the number of shares with respect to which the Option is being exercised accompanied by full payment to the Company of the Exercise Price of the shares being purchased; provided, however, that in the event the consideration is other than cash, such written notice shall include the participant's election to pay some or all of the Exercise Price as otherwise permitted by Section 7.2, in which case the participant shall have a reasonable time (as determined by the Committee) to arrange for the delivery to the Company of the balance of the Exercise Price or the agreement that will reflect the terms of such payment; and provided, further, that if payment of the Exercise Price is to be made in shares of Common Stock, the participant shall deliver to the Company stock certificates evidencing such shares properly endorsed for transfer in negotiable form. If someone other than the participant is exercising an Option, the person or persons so exercising the Option shall be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise the Option on behalf of and for the participant.


9.       DURATION AND PERIOD FOR EXERCISE OF OPTIONS.

         9.1 Each Option shall be exercisable on such date or dates and during such period as shall be determined by the Committee at the time of grant; provided, however, that (i) no ISO shall be exercisable after the expiration of 10 years after the grant date, (ii) no ISO granted to a Ten Percent Holder shall be exercisable after the expiration of five years after the grant date, and (iii) no Option shall be exercisable unless and until either a registration statement under the Securities Act of 1933, as amended, is in effect registering the shares of Common Stock to be issued upon exercise of the Options or, in the opinion of counsel for the Company, an exemption from registration is available. Subject to the foregoing, the Committee shall specify at the time each Option is granted, and shall set forth in the corresponding Agreement, the time or times at which, and in what amounts, the Option may be exercised.

         9.2 Upon the termination of the employment by the Company or its subsidiaries of a participant, such participant's rights to exercise an Option then held shall be as follows, subject to the authority of the Committee to shorten or extend the exercisability of an Option in its sole discretion (with the consent of the participant or the participant's legal representative in the case of an ISO):

                          (a) Death or Permanent and Permanent and Total Disability. If the employment is terminated by reason of the death or "permanent and total disability" as defined in Section 22(e)(3) of the IRC of the participant, each Option held by the participant on the date of termination shall terminate on the fixed expiration date of such Option; provided, however, that in the case of ISOs the date of termination shall be the date that is 12 months after the date of termination of employment if such date is earlier than the fixed expiration date of the Option.

                          (b) Other Disability. If the employment is terminated by reason of a disability of the participant that is not a "permanent and total disability" as defined in Section 22(e)(3) of the IRC, each Option held by the participant on the date of termination shall terminate on the fixed expiration date of such Option; provided, however, that in the case of ISOs the date of termination shall be the date that is three months after the date of termination of employment if such date is earlier than the fixed expiration date of the Option.

                          (c) Other Termination. If the employment is terminated by any reason other than death or disability, each Option held by the participant on the date of termination shall terminate on the earlier of (i) the date that is three months after the date of termination of employment, or (ii) the fixed expiration date of such Option.

         9.3 If the employment of a participant is terminated by reason of the "death or permanent and total disability" (as defined in Section 22(e)(3) of the IRC) of the participant, all Options held by such participant shall become immediately vested, notwithstanding any conditions to the vesting of such Options set forth herein or in the Agreement reflecting such Options. If the employment of a participant is terminated by any reason other than the death or permanent and total disability of the participant, all Options not vested as of the time of termination shall be forfeited, subject to the authority of the Committee to authorize, in the applicable Agreement, at the time of termination or otherwise, the immediate vesting of all or such portion of such Options as it may determine. The Committee shall have the authority to accelerate the vesting of all or some portion of the Options notwithstanding any conditions to vesting of such Options set forth herein or in the Agreement reflecting such Options.

         9.4 The Options of a participant who dies shall be exercisable by a legatee or legatees of such Options under the participant's last will, or by such participant's executor, personal representative or distributee. However, in the event of a participant's death after the date of termination of employment (which termination was for a reason other than the death of the participant), such deceased's participant's Options shall expire in accordance with their terms as if such participant were still living.

         9.5 The Committee shall have the authority to determine the reason for and date of termination of employment of each participant (including but not limited to determining whether a termination is by reason of disability), which determination shall be final, binding and conclusive on all interested parties.


10.      LIMITATION ON GRANT OF ISO'S.

         10.1 The aggregate fair market value (determined as of the time the Option is granted) of the shares of Common Stock for which ISO's may first be exercisable by an participant during any calendar year shall not exceed $100,000 or such other amount as may be established by the Code.

         10.2 No ISO may be granted under this Plan after the 10th anniversary of the Adoption Date.

         10.3 No ISO may be granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

11.      ACCELERATION OF OPTIONS.

         11.1 In the event that the Company enters into one or more agreements to dispose of all or substantially all of its assets or the Company's stockholders dispose of or become obligated to dispose of 50% or more of the outstanding shares of Common Stock, other than to the Company or a subsidiary of the Company, in either case by means of a tender offer, sale, merger, reorganization or liquidation, in one or a series of related transactions (AN "ACCELERATION EVENT"), then each outstanding Option shall become exercisable during the 30 days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of shares for which such Option has been granted: provided, however, that no Acceleration Event shall be deemed to occur for purposes of this section (unless otherwise provided in the applicable Agreement) in the event that (i) the term of the agreements pursuant to which such transaction is occurring require as a condition to the consummation thereof that each Option shall either be assumed by a successor corporation or parent thereof or be replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof, and (ii) the transaction is approved by a majority of the directors who have been in office for more than 12 months prior to the scheduled consummation of the transaction. Any exercise of Options during such 30-day period shall be conditioned upon the consummation of the Acceleration Event and shall be effective only concurrently with the consummation of the Acceleration Event, and in the event the Acceleration Event is not consummated all exercises of Options made pursuant to this section shall be of no further force or effect; unless, with respect to any such Option, such Option was otherwise exercisable in accordance with its terms without regard to this section and the participant exercising such Option indicates in writing that such exercise is not conditioned on the consummation of the Acceleration Event. Upon consummation of the Acceleration Event, all outstanding Options, whether or not accelerated pursuant to this section, shall terminate and cease to be exercisable, unless assumed by the successor corporation or a parent thereof.

         11.2 In the event of the occurrence of an Acceleration Event in which the Company will not be the surviving entity or in which all of the shares of Common Stock of the Company are being acquired, any participant who is then subject to the filing requirements imposed under Section 16(a) of the 1934 Act with respect to the Company shall receive a payment of cash equal to the difference between the aggregate fair market value of the shares of Common Stock subject to such accelerated Option and the aggregate Exercise Price of such shares. Payment shall be made within 10 days after the consummation of the Acceleration Event. The foregoing payments under this section shall be made in lieu of and in full discharge of any and all obligations of the Company with respect to all subject Options of the participant.

         11.3 The grant of Options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


12.      CANCELLATION AND REPRICING OF OPTIONS.

         12.1 The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected participant, the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options under this Plan (subject to the limitations hereof) providing for the purchase of the same or a different number of shares of Common Stock and, in the case of ISO's, the grant is at an Exercise Price not less than 100% of the fair market value of the Common Stock on the new grant date. The Agreement reflecting the terms of the new Options may, in the discretion of the Committee, include the same terms and conditions as the Agreement reflecting the terms of the old Options including, without limitation, the same vesting schedule.

         12.2 The Committee may, in its discretion, amend the terms of any Agreement, with the consent of the affected participant, to provide that the Exercise Price of the shares remaining subject to the original Option shall be reestablished at a price not less than 100% of the fair market value of the Common Stock on the effective date of such amendment.


13.      ADJUSTMENTS AND CHANGES IN THE COMMON STOCK.

         13.1 In the event that the shares of Common Stock as presently constituted shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then unless such change results in the termination of all outstanding Options pursuant to the provisions of Section 11, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or which may become subject to an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. Each Agreement shall be deemed amended appropriately as to price and other terms as may be necessary in the determination of the Committee to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Common Stock, or of any stock or securities into which such shares have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change requires an adjustment in the terms of any Option granted or that may be granted, such adjustment shall be made in accordance with such determination and each Agreement reflecting such terms shall be deemed amended. Fractional shares resulting from any adjustment in Options pursuant to this section shall be rounded down to the nearest whole number of shares.

         13.2 Notwithstanding the foregoing, any and all adjustments in the terms of ISO's shall comply in all respects with applicable sections of the IRC and the regulations thereunder.

         13.3 Notice of any adjustment in the terms of Options shall be given by the Company to each holder of an Option that has been so adjusted. However, such adjustment shall be effective and binding for all purposes whether or not such notice is given or received.


14.      APPLICATION OF RULE 16B-3.

                 With respect to grants of Options to persons are then subject to Section 16 of the 1934 Act, this Plan shall be governed by Rule 16b-3.


15.      NO RIGHTS AS STOCKHOLDER.

                 No participant shall have rights as a holder of Common Stock with respect to Options unless and until certificates for shares of such stock are issued to the participant or the participant's legal representative.

16.      WITHHOLDING TAXES.

                 The Company shall have the right to withhold from the participant, at the time of the issuance by the Company of any shares, any federal, state or other taxes required by law to be withheld with respect to such issuance or to require, through withholding from the participant's salary or otherwise, the payment by the participant of any such taxes. An Agreement may provide that the participant may satisfy any such obligation by any of the following means: (i) a cash payment to the Company by the participant, (ii) delivery to the Company of previously owned shares of Common Stock that the participant has held for at least six months prior to the delivery of such shares or that the participant purchased on the open market and for which the purchaser has good and marketable title, free and clear of any security interest, lien or encumbrance, having an aggregate fair mated value, determined as of the date the obligation to withhold or pay taxes arises in connection with the Option (THE "TAX DATE"), equal to the amount necessary to satisfy any such obligation, (iii) a cash payment to the Company by a broker-dealer acceptable to the Company to whom the purchaser has submitted an irrevocable notice of exercise, or (iv) the withholding by the Company from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market on the Tax Date equal to the amount required to be withheld; provided, howvever, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (ii) or (iii) and that if the participant is a person subject to Section 16 of the 1934 Act, the Company may require that the method of satisfying any such withholding obligation be in compliance with said Section 16 and Rule 16b-3 thereunder.


17.      TRANSFERABILITY.

                 No Incentive Stock Option may be in any way transferred, assigned, pledged or hypothecated by the participant to which it was granted or awarded, other than by will or the laws of descent or distribution, and an Incentive Stock Option may be exercised during the participant's lifetime only by the participant or the participant's legal representative.

                 No NQSO may be in any way transferred, assigned, pledged or hypothecated by the participant to which that NQSO was granted or awarded other than by will or the laws of descent or distribution or, if and to the extent that the Agreement governing such NQSO so provides, to a family member of such participant, to a trust established for the benefit of such participant or family member or to a qualified charity (as defined in the Agreement). A NQSO may be exercised during the participant's lifetime only by the participant or the participant's legal representative or, if applicable Agreement so provides, by a permitted transferee or his or her legal representative. Notwithstanding the foregoing, the Committee may upon request consent to such additional transfers of NQSO's as the Committee may determine in its sole discretion subject to such conditions as the Committee may require and provided such transfer will not cause the Plan to no longer comply with Rule 16b-3 or any other regulatory requirements.


18.      AMENDMENTS AND TERMINATION.

         18.1 In addition to such amendments as are provided for in Section 12, with the consent of the affected participant the Committee may amend any outstanding Agreement in a manner not inconsistent with this Plan.

         18.2 Unless the holders of at least a majority of the issued outstanding shares of Common Stock shall have approved thereof, no amendment of this Plan shall be effective which would cause the Plan to no longer comply with Rule 16b-3 or other regulatory requirements. In the event that the Committee or the Board of Directors determines at any time or from time to time that Rule 16b-3 requires that the terms of any outstanding Option be modified, the Committee or the Board of Directors shall have the right and power to amend any outstanding Agreement, or otherwise modify the terms of any outstanding Option, without the consent of the affected participant(s) and irrespective of whether such modification is (i) consistent with the terms of this Plan, or
(ii) adverse to such participant(s). For the purposes of this section, any (I) cancellation and reissuance, or (II) repricing of any Options granted at a new Exercise Price as provided in Section 12 shall not constitute an amendment of this Plan.

         18.3 The Board of Directors may at any time terminate or from time to time amend this Plan in whole or in part, but no such amendment shall adversely affect any rights or obligations with respect to any Options theretofore granted under this Plan (except as contemplated by Section 18.2).


19.      GOVERNING LAW.

                 The validity and construction of this Plan and the Agreements shall be governed by the laws of the State of Delaware.

PRELIMINARY COPY

                              PROTECTION ONE, INC.

                      1997 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of Protection One, Inc., a Delaware corporation (the "Company"), hereby appoints JOHN W. HESSE and GEORGE A. WEINSTOCK and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock, par value $.01 per share, of the Company that the undersigned would be entitled to vote at the 1997 Annual Meeting of Stockholders of the Company to be held on January 29, 1997 (the "Meeting") and at all adjournments thereof, as directed below and in their discretion on such other matters as may properly come before the Meeting, as if the undersigned were present and voting at the Meeting.

   The shares represented by this proxy, when duly executed and returned, will be voted as directed. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS (ITEM 1), FOR THE RATIFICATION OF AUDITORS (ITEM 2), FOR THE AMENDMENT OF THE COMPANY'S FIFTH RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK (ITEM 3) AND FOR THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE ISSUED (ITEM 4). In the event a named nominee for director is unavailable for election, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

1. ELECTION OF DIRECTORS

   Nominees: Robert M. Chefitz, Ben Enis, James M. Mackenzie, Jr. and James Q.  Wilson

 [ ] FOR all nominees listed above   [ ] WITHHOLD AUTHORITY to vote for all   [ ] WITHHOLD AUTHORITY to vote for the
                                         nominees listed above                    following nominee(s) only. (Write
                                                                                  the name of the nominee(s) below.)

--------------------------------------------------------------------------------------------------------------------------
2. RATIFICATION OF AUDITORS
 [ ] FOR                             [ ] AGAINST                              [ ] ABSTAIN as to the proposal to ratify the
                                                                                  selection of Coopers and Lybrand L.L.P.
                                                                                  as independent public accountants for
                                                                                  fiscal 1997.

3. AMENDMENT OF THE COMPANY'S FIFTH RESTATED CERTIFICATE OF INCORPORATION
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN as to the proposal to amend the
                               Fifth Restated Certificate of
                               Incorporation to increase the number of
                               shares of Common Stock that may be issued
                               to 40,000,000 shares.

4. AMENDMENT OF THE COMPANY'S 1994 STOCK OPTION PLAN
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN as to the proposal to amend the
                               1994 Stock Option Plan to increase the
                               number of shares of Common stock for
                               which options may be issued to 1,300,000
                               shares.

   The proxies named herein are authorized to vote in their discretion upon such other matter or matters as may properly come before the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated December 30, 1996 and the Annual Report on Form 10-K for the year ended September 30, 1996.

                                     Date:                    , 1997

                                     Signature:
                                                -------------------------------
                                                (Please sign exactly as
                                                your name or names appear(s)
                                                on the label affixed hereon.
                                                When signing in fiduciary or
                                                representative capacity or as a
                                                corporate officer, please so
                                                indicate and state such
                                                capacity, title or office.)